U.S. Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

MARCH 2,  2012 (FEBRUARY 29, 2012)
Date of Report (Date of earliest event Reported)

MESA LABORATORIES, INC.
(Exact Name of Small Business Issuer as Specified in its Charter)

Commission File Number: 0-11740

COLORADO	84-0872291
(State or other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

12100 WEST SIXTH AVENUE, LAKEWOOD, COLORADO	80228
(Address of Principal Executive Offices)	(Zip Code)

Issuer’s telephone number, including area code: (303) 987-8000

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On February 29, 2012, Mesa Laboratories, Inc. (the “Company’), entered into a three year agreement for a $20,000,000 revolving line of credit and up to $1,000,000 of letters of credit with JPMorgan Chase Bank, N.A. (“Chase Bank”).  Funds from the Credit Facility may be used for general working capital and corporate needs, retiring existing debt, or to support acquisitions and capital expenditures.

Under the Credit Facility, indebtedness bears interest at either: (1) LIBOR plus an applicable margin, ranging from 1.25% to 2.00%,; or (2) the bank’s commercial bank floating rate (“CBFR”), which is the greater of the bank’s prime rate or one month LIBOR + 2.50%, adjusted down, from 1.25% to 0.50%.  Management elects the interest rate with each borrowing under the line of credit.  There is also an unused capacity fee of 0.15% to 0.30%.  The adjustments and unused capacity fee depend on the ratio of funded debt to the Company’s trailing four quarters of EBITDA, as defined, with four tiers ranging from a ratio of less than one to greater than two.  Letter of credit fees are based on the applicable LIBOR rate.

The Credit Facility is secured by all assets of the Company.  The Credit Facility allows us to maintain a ratio of funded debt to the Company’s trailing four quarters of EBITDA, as defined, to a maximum of 2.5 to 1.0, and a minimum fixed charge coverage ratio of 1.5 to 1.0.  Events of default under the Credit Facility include:

•                  failure to pay any principal or reimbursement obligation;

•                  failure to pay any interest or any other fee;

•                  failure to observe or perform any covenant;

•                  certain events of bankruptcy, insolvency or reorganization.

An event of default may result in (a) termination of the revolving commitment, and (b) loans then outstanding becoming due and payable.

Item 1.02  Termination of a Material Definitive Agreement

In connection with entering into the Credit Facility, on February 29, 2012, the Company repaid in full all obligations and liabilities owing under, and terminated, its $7,000,000 debt agreement with Colorado State Bank and Trust, N.A.  This payment included $1,500,000 in principal, plus interest.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit Number	Description
10.1	Credit Agreement dated as of February 29, 2012 between Mesa Laboratories, Inc. as the Borrower and JPMorgan Chase Bank, N.A., as the Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MESA LABORATORIES,
INC.
(Issuer)

DATED: March 2, 2012	BY:	/s/ Steven W. Peterson
Steven W. Peterson Chief Financial Officer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description	Method of Filing

10.1	Credit Agreement dated as of February 29, 2012 between Mesa Laboratories, Inc. as the Borrower and JPMorgan Chase Bank, N.A., as the Lender.	Filed herewith